UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 3, 2010

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 3, 2010, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the Company’s first quarter sales results for the period ended May 29, 2010. A copy of this press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On May 27, 2010, Pier 1 Imports (U.S.), Inc., a wholly owned subsidiary of the Company, closed the sale of its distribution center in St. Charles, Illinois to R.R. Donnelley & Sons Company for a purchase price of $11.8 million. The sale of the distribution center was previously reported under Item 8.01 in a Form 8-K filed by the Company on October 13, 2009. The contract of sale mentioned in that filing terminated according to its terms. The Company intends to repay approximately $9.5 million of industrial revenue bonds related to the distribution center on July 1, 2010 with the proceeds received from the sale.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit No.	Description

	99.1	Press release dated June 3, 2010 announcing the Company’s first quarter sales results for the period ended May 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	June 3, 2010	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice
President and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 3, 2010 announcing the Company’s first quarter sales results for the period ended May 29, 2010.